SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):
                          April 19, 2002 (April 19, 2002)


                            ONLINE POWER SUPPLY, INC.
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              Exact Name of Registrant as Specified in its Charter)

           Nevada                      00-29669                 84-1176494
-----------------------------    ---------------------      --------------------
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
      of incorporation)                                     Identification No.)



     8100 South Akron, Suite 308
     Englewood, Colorado                                           80112
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      (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)




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ITEM 5.   OTHER EVENTS

     OnLine Power Supply, Inc. ("OPS") announced today that it has submitted its 1,000-watt, 48-volt power supply, the OPS-1000-48, for certification of safety by Underwriter's Laboratories (UL), and also by TUV Rhineland, Germany for certification of safety for use in the European Union.

     The OPS-1000-48, the first in a planned series of highly efficient, isolated, single output products from OPS, will be tested and evaluated by INTERtest Systems, Inc., of Colorado Springs, Colorado. INTERtest will manage the process for: (UL), TUV, and CB certification as well as electromagnetic capability (EMC) testing. CB certification for the European Union indicates a product has complied with the testing requirements of all of the European Union countries, as there are some variances from country to country.

     Once the certification process is complete, the OPS-1000-48 will carry the UL mark for the U.S. and Canada, the TUV mark for international safety certification, and the CE mark for EMC (CE is the mark evidencing compliance with CB certification requirements in the European Union).

     The safety certifications are the final steps leading up to production of the OPS-1000-48 at Saturn Electronics & Engineering Inc. in Monterrey, Mexico, OPS' manufacturing partner.

     The OPS-1000-48 was submitted for certification following an exhaustive in-house testing process in the OPS engineering lab.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ONLINE POWER SUPPLY, INC.


Dated: April 19, 2002                  By:     /s/    Kris M. Budinger
                                            ------------------------------------
                                            KRIS M. BUDINGER, President


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